AMENDMENT NO. 4 TO MERGER AGREEMENT AND PLAN OF REORGANIZATION

This Fourth Amendment to Merger Agreement and Plan of Reorganization (this “Fourth Amendment”), is made as of the 17th day of June, 2013 (the “Effective Date”), by and among Immune Pharmaceuticals Ltd. (“Immune”) EpiCept Corporation, a Delaware corporation, and EpiCept Israel Ltd., an Israeli company (together, “EpiCept” and collectively with Immune, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the respective definitions ascribed to them in the Merger Agreement and Plan of Reorganization, dated November 7, 2012 (the “Merger Agreement”), as amended on November 27, 2012 (the “First Amendment”), on February 11, 2013 (the “Second Amendment”) and on March 14, 2013 (the “Third Amendment”).

WHEREAS,	The Parties have entered into the Merger Agreement; and
WHEREAS,
The Parties desire to modify the definition of “Company Financial
Statements and extend the date that the Company Financial Statements shall be provided to Parent, and to modify the definition of “End
Date”; and

WHEREAS,	The Parties desire to amend the Merger Agreement, as further set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

1.	Section 3.25(a) of the Merger Agreement, as amended in the Second Amendment and as further amended in the Third Amendment, shall be deleted and replaced with the following:

“(a) The Company has agreed to use its best efforts to deliver to Parent on or before May 15, 2013, copies of the audited balance sheets of the Company and the audited statements of operations, and audited changes in shareholders’ equity and cash flows, through December 31, 2012, required for the proxy statement or Registration Statement on Form S-4 (collectively, the “Company Financial Statements”). The Company Financial Statements (including the related notes) will be prepared in accordance with GAAP during the periods involved, and will present fairly the consolidated financial position of the Company as of the respective dates set forth therein, and the consolidated results of the Company’s operations and its cash flows for the respective periods set forth therein in accordance with GAAP.”

2.	The first sentence of Section 5.18(b) of the Merger Agreement, as amended in the Second Amendment and as further amended in the Third Amendment, shall be amended by replacing the words “April 15, 2013” with “May 15, 2013”.

3.	Section 10.1(b)(i) of the Merger Agreement shall be deleted and replaced with the following:

“(i) (A) The Merger Effective Time shall not have occurred on or before September 15, 2013 (the “End Date”) and (B) the party seeking to terminate this Agreement pursuant to this Section 10.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before such date;”

4.	Section 10.1(c)(iii) of the Merger Agreement, as amended in the Second Amendment and as further amended in the Third Amendment, shall be deleted and replaced with the following:

“If the Company does not deliver to Parent the Company Financial Statements on or before May 15, 2013.”

5.	Unless amended hereby, all provisions of the Merger Agreement, the First Amendment, the Second Amendment and the Third Amendment shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have executed this Fourth Amendment as of the Effective Date.

EPICEPT CORPORATION

By:
Name: Robert W. Cook
Title: President

EPICEPT ISRAEL LTD.

BY: EPICEPT CORPORATION

By:
Name: Robert W. Cook
Title: President

IMMUNE PHARMACEUTICALS LTD.

By:
Name: Dr. Daniel Gedeon Teper
Title: Chief Executive Officer